Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
(800) 579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER RESULTS

HOUSTON, TX, May 22, 2003 -- Stage Stores, Inc. (Nasdaq: STGS) today announced that net income for the first quarter ended May 3, 2003 was $13.4 million, or $0.69 per diluted share, compared to $17.8 million, or $0.82 per diluted share, for the prior year first quarter ended May 4, 2002. Total sales for the 13-week period decreased 4.2% to $198.0 million from $206.7 million last year. Comparable store sales decreased 7.5% during the quarter.

Jim Scarborough, Chairman, President and Chief Executive Officer, commented, "This year's first quarter was an extremely difficult and challenging period. Our top-line results were adversely affected by the weak economic and retail environment, unseasonably cool and inclement weather and the impact on consumers associated with the military conflict in Iraq. The combination of these factors resulted in weak consumer demand and highly promotional market conditions during the period. Accordingly, we focused our efforts on driving sales and prudently managing our inventory levels. While our merchandise margins were negatively impacted by our heightened promotional activities, we ended the quarter with inventories per selling square foot at approximately 7.1% below the level at the end of last year's first quarter. As compared to last year, lower inventory shrink expense, higher income from our credit card program and lower incentive compensation expense all helped to partially offset the impact of lower sales and lower merchandise margins. Our results for the quarter were also affected by start-up costs associated with our new warehouse management system, which was brought on-line in January."

Mr. Scarborough continued, "Operationally, during the first quarter, we opened eight new stores, remodeled three stores and relocated one store. Additionally, we reduced our securitization facility borrowings by $24.0 million."

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Stage Stores Announces
First Quarter Results

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Commenting on the strategic alliance with Alliance Data Systems Corporation ("Alliance Data"), Mr. Scarborough stated, "As we announced after the market closed yesterday, we have reached a definitive agreement with Alliance Data under which they will acquire and operate our private label credit card business. Further, Alliance Data will own the new accounts and balances generated during the ten-year term of the alliance. We believe that Alliance Data will be a great partner who will help us continue to build and strengthen the important relationship that we have with our private label credit card customers, while eliminating the complexities associated with operating and financing our own credit card operation, allowing us to focus exclusively on our core retail business."

The transaction is subject to certain regulatory approvals. No assurances can be provided that the parties to the agreement will be successful in receiving the necessary regulatory approvals or that the transaction will be consummated.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time to discuss the first quarter's results, as well as to provide additional comments on the just announced strategic alliance with Alliance Data Systems Corporation related to the Company's private label credit card business. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the web cast link. As an alternative, individual investors and other interested parties can listen to the conference call web cast by logging on to companyboardroom.com, while institutional investors, who are members, can access the call through streetevents.com. A replay of the conference call will be available online at each web site until midnight on May 30, 2003.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates 362 stores in 13 states under the Stage, Bealls and Palais Royal names. For more information about Stage Stores, visit the Company's web site at stagestoresinc.com.

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Stage Stores Announces
First Quarter Results

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"Safe Harbor" Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the benefits which are expected to be realized as a result of the strategic alliance with Alliance Data Systems Corporation. The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "could", "anticipates", "plans" or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 23, 2003, in the Company's Quarterly Reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	Quarter Ended
	May 3, 2003		May 4, 2002
	Amount	% to Sales	Amount	% to Sales

Net sales	$ 197,987	100.0%	$ 206,668	100.0%
Cost of sales and related buying, occupancy and distribution expenses	135,486	68.4%	134,413	65.0%
Gross profit	62,501	31.6%	72,255	35.0%
Selling, general and administrative expenses	40,515	20.5%	43,645	21.1%
Store opening costs	509	0.3%	22	0.0%
Interest, net	397	0.2%	389	0.2%
Income before income tax	21,080	10.6%	28,199	13.6%
Income tax expense	7,694	3.9%	10,434	5.0%
Net income	$ 13,386	6.8%	$ 17,765	8.6%

Basic & Diluted earnings per common share data:
Basic earnings per common share	$ 0.71		$ 0.89
Basic weighted average common shares outstanding	18,877		19,967

Diluted earnings per common share	$ 0.69		$ 0.82
Diluted weighted average common shares outstanding	19,527		21,634

Stage Stores, Inc.
Consolidated Balance Sheets
(in thousands, except par values)

	May 3, 2003	February 1, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$ 21,882	$ 20,886
Retained interest in receivables sold	119,540	127,547
Accounts receivable, net	9,928	11,023
Merchandise inventories, net	197,933	179,922
Current deferred tax assets	20,482	21,280
Prepaid expenses and other current assets	14,706	17,625
Total current assets	384,471	378,283

Property, equipment and leasehold improvements, net	134,966	135,846
Deferred tax assets	11,218	12,016
Other long-term assets	7,961	6,624
Total assets	$ 538,616	$ 532,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 52,561	$ 56,286
Income taxes payable	6,624	3,805
Accrued expenses and other current liabilities	36,693	44,496
Current portion of long-term debt	200	210
Total current liabilities	96,078	104,797

Long-term debt	482	672
Other long-term liabilities	16,345	15,183
Total liabilities	112,905	120,652

Commitments and contingencies

Common stock, par value $0.01, 50,000 shares
authorized, 20,056 and 20,042 shares issued and outstanding, respectively	201	200
Additional paid-in capital	363,274	363,067
Less treasury stock - at cost (1,169 shares in 2003 and 2002)	(25,461)	(25,461)
Retained earnings	89,717	76,331
Minimum pension liability adjustment	(2,020)	(2,020)
Stockholders' equity	425,711	412,117
Total liabilities and stockholders' equity	$ 538,616	$ 532,769

Stage Stores, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 3, 2003	May 4, 2002
Cash flows from operating activities:
Net income	$ 13,386	$ 17,765
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,122	4,330
Amortization of debt issue costs	334	351
Provision for bad debts	6,698	6,634
Deferred income taxes	1,596	10,434
Changes in operating assets and liabilities:
Decrease in accounts receivable and retained interest in receivables sold	26,404	15,017
Increase in merchandise inventories	(18,011)	(22,145)
Decrease in other assets	1,248	55
Decrease in accounts payable and other liabilities	(7,547)	(17,710)
Total adjustments	15,844	(3,034)
Net cash provided by operating activities	29,230	14,731

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(4,242)	(6,691)
Net cash used in investing activities	(4,242)	(6,691)

Cash flows from financing activities:
Proceeds from (payments on):
Repurchase of accounts receivable from account receivable trust	(24,000)	(11,000)
Long-term debt	(200)	(188)
Exercise of stock options	208	-
Additions to debt issue cost	-	(100)
Net cash used in financing activities	(23,992)	(11,288)
Net decrease in cash and cash equivalents	996	(3,248)
Cash and cash equivalents:
Beginning of period	20,886	22,679
End of period	$ 21,882	$ 19,431
Supplemental disclosures:
Interest paid	$ 235	$ 221
Income taxes paid	$ 3,279	$ 118